UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 30, 2007

BIOFIELD CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-3703450
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

1615 Walnut Street, 3rd Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 972-1717

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 22, 2007, Biofield Corp. engaged Jewett Schwartz Wolfe and Associates (“Jewett Schwartz”), Ft. Lauderdale, Florida, to audit the company’s financial statements and to perform reviews of interim financial statements.

There was no consultation with Jewett Schwartz regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided by Jewett Schwartz that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

During the years ended December 31, 2005 and 2004, and through March 5, 2007, the Company did not have any disagreements with the Company’s former independent accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to that firm’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years. There were no reportable events, as defined in Item 304(a)(1)(iv) of Regulation S-B during the years ended December 31, 2005 and 2004, and through March 5, 2007. Therefore, there has been no consultation with Jewett Schwartz regarding any such disagreement or event.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed below is filed herewith.

(d)	Exhibits

	16	Letter of Jewett Schwartz Wolfe and Associates to the Securities and Exchange Commission dated March 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFIELD CORP.

Date: April 4, 2007	By:	/s/ MICHAEL YOM
	Name:	Michael Yom
	Title:	President and Chief Executive Officer